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                                                                     Exhibit 5.1

 [LETTERHEAD OF GREENBERG GLUSKER FIELDS CLAMAN & MACHTINGER LLP APPEARS HERE]




                                        December 4, 1997



Capital Trust
605 Third Avenue
New York, New York 10016

      Re:  Form S-1 Registration Statement
           (Registration No. 333-37271)
           -------------------------------

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement filed by Capital Trust, a California business trust (the "Trust"), on October 6, 1997, in connection with the registration under the Securities Act of 1933, as amended, of Class A Common Shares of Beneficial Interest, par value $1.00 per share, as follows:

            (a) 8,000,000 shares (the "Shares"), which are authorized and unissued securities to be issued and sold in the manner set forth in said Registration Statement; and

            (b) 1,200,000 additional shares (the "Additional Shares"), which are authorized and unissued shares subject to an overallotment option, as set forth in said Registration Statement.

      As California counsel for the Trust, we are familiar with the provisions of the Amended and Restated Declaration of Trust and the Bylaws of the Trust. In addition, we have examined the Registration Statement and the proceedings taken by the Board of Trustees of the Trust in connection therewith. Based upon the foregoing and subject to the effectiveness of the Registration Statement prior to the sale of the Shares and the Additional Shares, we are of the opinion that, when issued and sold in the manner set forth in the Registration Statement:





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GREENBERG GLUSKER FIELDS
CLAMAN & MACHTINGER LLP


Capital Trust
December 4, 1997
Page 2


      1. The Shares will be legally and validly issued and outstanding, fully paid and non-assessable.

      2. To the extent that the overallotment option is exercised pursuant to the terms thereof, the Additional Shares with respect to which such option is exercised will be legally and validly issued and outstanding, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name therein and in the Prospectus which is a part thereof.


                                                Very truly yours,



                                                GREENBERG GLUSKER FIELDS
                                                CLAMAN & MACHTINGER LLP